EXHIBIT 31.1
RULE 13a-14(d)/15d-14(d) CERTIFICATION
I, Christopher T. Forsythe, certify that:
1.    I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Atmos Energy Kansas Securitization I, LLC (the "Exchange Act periodic reports");
2.    Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.    Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
4.    I am responsible for reviewing the activities performed by Atmos Energy Corporation, as Servicer, and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the Servicer has fulfilled its obligations under the Securitized Utility Tariff Property Servicing Agreement, dated as of June 20, 2023, between Atmos Energy Kansas Securitization I, LLC, as Issuer, and the Servicer, in all material respects; and
5.    All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in the Exchange Act periodic reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: U.S. Bank Trust Company, National Association, as Indenture Trustee.

Date: December 20, 2024

/s/ CHRISTOPHER T. FORSYTHE
Christopher T. Forsythe
Senior Vice President, Chief Financial Officer and Senior Officer in Charge of the Servicing Function, Atmos Energy Corporation, as Servicer